Exhibit 10.5

                                 PROMISSORY NOTE

$1,509,909.03                                               Glendale, California
                                                                January 26, 1996


     FOR VALUE RECEIVED, the undersigned PUBLIC STORAGE PROPERTIES, LTD. ("Borrower") promises to pay to the order of PUBLIC STORAGE, INC. ("Lender") at its offices at 600 N. Brand Boulevard, Glendale, California 91203-1241, or at such other place as the holder hereof may designate, in lawful money of the United States of America and in immediately available funds, the principal sum of $1,509,909.03, with interest thereon at a rate per annum (computed on the basis of a 360-day year, actual days elapsed) 1.0% above the Prime Rate in effect from time to time. The "Prime Rate" is a base rate that Wells Fargo Bank, National Association ("Bank"), from time to time establishes and which serves as the basis upon which effective rates of interest are calculated for those loans by Bank matching reference thereto. Each change in the rate of interest hereunder shall become effective on the date each Prime Rate change is announced within Bank.

     Interest accrued on this Note shall be payable on the 1st day of each month, commencing February 1, 1996 and on January 26, 1997. Principal shall be payable on the 1st day of each month in installments of $50,000.00 each, commencing February 1, 1996 and continuing up to and including January 1, 1997, with a final installment consisting of all remaining unpaid principal due and payable in full on January 26, 1997. Each payment made on this Note shall be credited first, to any interest then due and second, to the outstanding principal balance hereof. All prepayments of principal on this Note shall be applied on the most remote principal installment or installments then unpaid.

     From and after the maturity date of this Note, or such earlier date as all principal owing hereunder becomes due and payable by acceleration or otherwise, the outstanding principal balance of this Note shall bear interest until paid in full at an increased rate per annum (computed on the basis of a 360-day year, actual days elapsed) equal to 4% above the rate of interest from time to time applicable to this Note.

     The occurrence of any of the following shall constitute an "Event of Default" under this Note:

     1. The failure to pay any principal or interest, or other amount, when due hereunder or under any contract, instrument or document executed in connection with this Note.

     2. The filing of a petition by or against any Borrower, or any general partner in Borrower (with each such general partner referred to herein as a "Third Party Obligor") under any provisions of the Bankruptcy Reform Act Title 11 of the United States Code, as amended or recodified from time to time, or under any similar or other law relating to bankruptcy, insolvency, reorganization or other relief for debtors: the appointment of a receiver, trustee, custodian or liquidator of or for any part of the assets or property of Borrower or any Third Party Obligor; Borrower or any Third Party Obligor becomes insolvent, makes a general assignment for the benefit of creditors or is generally not paying its debts as they become due; or any attachment or like levy on any property of Borrower or any Third Party Obligor.

     3. The dissolution or liquidation of Borrower or any Third Party Obligor which is a corporation.

     4. Any default in the payment or performance of any obligation, or any defined event of default, under any provisions of any contract, instrument or document pursuant to which Borrower has incurred any obligation for borrowed money, any purchase obligation, or any other liability of any kind to any person or entity, including the holder.

     5. Any sale or transfer of all of a substantial or material part of the assets of Borrower.

     6. Any violation or breach of any provision of, or any defined event of default under, any addendum to this Note or any loan agreement, guaranty, security agreement, deed of trust or other document executed in connection with or securing this Note.

     Soon the occurrence of any Event of Default, the holder of this Note, at the holder's option, may declare the sums of principal and interest outstanding hereunder to be immediately due and payable. Borrower shall pay to Lender the amount of any expenses, including legal fees, incurred as a result of an Event of Default and any such amount not paid upon demand by Lender, shall be added to, and thereafter bear interest as herein provided as part of, principal.

     IN WITNESS WHEREOF, the undersigned has executed this Note as of the date first written above.

                                             PUBLIC STORAGE PROPERTIES, LTD.

                                             By: Public Storage, Inc.
                                                 General Partner

                                             By: /s/ Ronald L. Havner, Jr.
                                                 -------------------------
                                                     Ronald L. Havner, Jr.
                                                     Senior Vice President and
                                                     Chief Financial Officer